Exhibit 99.1

RenaissanceRe Completes Sale of U.S.-Based Admitted Insurance Operations to QBE

PEMBROKE, Bermuda, March 4, 2011 — RenaissanceRe Holdings Ltd. (NYSE:RNR) (the “Company”) announced today that it has completed the sale of its U.S.-based admitted insurance operations to QBE Holdings, Inc.

Mr. Neill A. Currie, CEO of RenaissanceRe Holdings Ltd., said: “I am pleased to report the closing of the sale of our U.S.-based admitted insurance operations. I am particularly pleased that our clients were served seamlessly throughout this process and that we are delivering a high-caliber operation and team to QBE. With the successful consummation of this transaction, RenaissanceRe is repositioned to be more nimble and sharply focused. We will continue to participate selectively in the U.S. insurance market through our Lloyd’s syndicate, RenaissanceRe Syndicate 1458, on a non-admitted basis as opportunities arise.”

Terms of the transaction were previously disclosed.

RenaissanceRe Holdings Ltd. is a global provider of reinsurance and insurance. The Company’s business consists of three segments: (1) Reinsurance, which includes catastrophe reinsurance, specialty reinsurance and certain property catastrophe and specialty joint ventures, (2) Lloyd’s, which includes reinsurance and insurance business written through RenaissanceRe Syndicate 1458, and (3) Insurance, which principally includes the Company’s Bermuda-based insurance operations.

Cautionary Statement under “Safe Harbor” Provisions of the Private Securities Litigation Reform Act of 1995: Statements made in this release contain information about the Company’s future business prospects. These statements may be considered “forward-looking.” These statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. For further information regarding cautionary statements and factors affecting future results, please refer to RenaissanceRe Holdings Ltd.’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2010 and its quarterly reports on Form 10-Q.

INVESTOR CONTACT:

RenaissanceRe Holdings Ltd.

Rohan Pai, 441-295-4513

Director of Investor Relations

MEDIA CONTACT:

Kekst and Company

Peter Hill or Dawn Dover, 212-521-4800